EXECUTION COPY

AMENDMENT NO. 1 TO

CREDIT AGREEMENT

This AMENDMENT NO. 1 to CREDIT AGREEMENT (this “Amendment”) dated as of May 30, 2006 is among CINCINNATI FINANCIAL CORPORATION, an Ohio corporation (“CFC”), and CFC INVESTMENT COMPANY, an Ohio corporation (“CFCI”) (hereinafter, together with their successors and assigns, collectively, the “Borrowers” and each individually a “Borrower”) and FIFTH THIRD BANK, as Lender (the “Lender”).

W I T N E S S E T H:

WHEREAS, Borrowers and Lender are parties to the Credit Agreement dated as of May 31, 2005 (the “Credit Agreement”);

WHEREAS, the Borrowers have requested that the Lender extend the maturity of the Loans under the Credit Agreement; and

WHEREAS, subject to the terms and conditions hereof, the Lender is willing to consent to such extension.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein the Borrowers and the Lender agree as follows (with capitalized terms used, but not otherwise defined, herein having the respective meanings given to such terms in the Credit Agreement):

1.

Amendments.  On and as of the Effective Date (as defined below) the Credit Agreement is amended as follows:

(a)

The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended by deleting the words, “May 30, 2006” appearing therein and inserting, in lieu thereof, the words, “May 29, 2007”;

(b)

Section 4.01(e) of the Credit Agreement is hereby amended by deleting the words, “December 31, 2004” each time such words appear therein and inserting, in lieu thereof, the words, “December 31, 2005”;

2.

Continuing Effect of Credit Agreement.  Except as amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect and are in all respects confirmed, approved and ratified.

3.

Conditions to Effectiveness.  This Amendment shall be effective as of the date first above written but shall not become effective as of such date until the date (the “Effective Date”) that each of the following conditions shall have been satisfied:

(a)

The Lender shall have received each of the following documents, in each case in form and substance reasonably satisfactory to the Lender

(i)

This Amendment duly executed by each Borrower;

(ii)

An Amended and Restated Note duly executed by each Borrower in the amount of the Commitment;

(iii)

Certified copies of (x) the articles of incorporation and code of regulations  of each Borrower, (y) the resolutions of the Board of Directors of each Borrower authorizing and approving this Amendment and the transactions contemplated hereby, and (z) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement;

(iv)

 A certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names and true signatures of the officers of each Borrower authorized to sign this Amendment and the other Loan Documents to be delivered hereunder;

(v)

Certificates from the Secretary of State of Ohio each dated a date reasonably close to the Effective Date as to the good standing of the Borrowers;

(vi)

A certificate of a Responsible Officer of each Borrower certifying that as of the Effective Date (i) no Default or Event of Default has occurred and is continuing, and (ii) the representations and warranties contained in this Amendment are true and correct; and

(vii)

 Such other approvals, opinions and documents relating to this Amendment and the transactions contemplated hereby as the Lender may reasonably request.

(b)

Each of the representations and warranties of each Borrower contained in this Amendment shall be true and correct on and as of the Effective Date.

(c)

No Default or Event of Default has occurred and is continuing, or would result from the effectiveness of this Amendment.

(d)

It shall not be unlawful (i) for the Lender  to perform any of its agreements or obligations under this Amendment or any of the other Loan Documents to which such Person is a party on the Effective Date or (ii) for any Borrower to perform any of its material agreements or obligations under this Amendment or any of the other Loan Documents to which it is a party as of the Effective Date.

(e)

No event or condition shall have resulted in a Material Adverse Effect since the date of the last Borrowing under the Credit Agreement.

4.

Representations and Warranties.  In order to induce the Lender  to enter into this Amendment, each Borrower represents and warrants as follows:

(a)

Each of the representations and warranties of such Borrower set forth in the Credit Agreement is true and correct on and as of the Effective Date both before and after giving effect to this Amendment; and

(b)

No Default or Event of Default has occurred and is continuing, or would result from the effectiveness of this Amendment.

5.

Loan Document.  This Amendment shall constitute a Loan Document.

6.

Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Any counterpart hereof may be executed and delivered via telecopier, and each such counterpart so executed and delivered shall have the same force and effect as an originally executed and delivered counterpart hereof.

7.

GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF OHIO.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

1631234.2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Address: 6200 South Gilmore Road Fairfield, OH 45014	BORROWER: CINCINNATI FINANCIAL CORPORATION By /s/ Kenneth W. Stecher Name: Kenneth W. Stecher Title: Executive Vice President and Chief Financial Officer
6200 South Gilmore Road Fairfield, OH 45014	CFC INVESTMENT COMPANY By /s/ Kenneth W. Stecher Name: Kenneth W. Stecher Title: Executive Vice President and Chief Financial Officer
Address: 38 Fountain Square Plaza Cincinnati, Ohio 45263	LENDER: FIFTH THIRD BANK, as Lender By /s/ Megan S. Heisel Name: Megan S. Heisel Title: Vice President

1631234.2